UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2020
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices:
200 Parker Dr., Suite C100A, Austin, Texas 78728
Registrant’s telephone number, including area code: 408-941-7100
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer and Principal Financial Officer; Appointment of New Chief Financial Officer

Stan Gallagher, Chief Operating Officer and Principal Financial Officer of Aviat Networks, Inc. (the “Company”), will leave his position effective April 3, 2020 (the “Effective Date”). Mr. Gallagher will receive severance payments from the Company in accordance with the terms of his employment agreement.

Mr. Chang will assume the role of Chief Financial Officer of the Company on the Effective Date and will continue to be the Company’s principal accounting officer. Mr. Chang’s employment with the Company will continue to be subject to his previously disclosed employment agreement with the Company, subject to the changes described below.

Mr. Chang joined Aviat Networks in February 2016 and previously served as the company’s senior vice president, corporate controller and principal accounting officer responsible for worldwide accounting, reporting, compliance and taxation. Prior to joining Aviat Networks, he served as senior director, corporate controller at Micrel, Incorporated from 2013 to 2016 until it was acquired by Microchip Technology. Before that, Mr. Chang served as senior director, assistant corporate controller and business unit controller at Atmel Corporation from 2007 to 2013. Mr. Chang was at Ernst & Young LLP from 2003 to 2007, where he last served as senior audit manager, managing financial statement audits of public companies. Mr. Chang is a Certified Public Accountant in California and holds a Bachelor of Science degree in Accounting and Computer Information Systems from Indiana University Kelley School of Business.

Other than his pre-existing employment agreement, there are no arrangements or understandings between Mr. Chang and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Chang and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment to Employment Agreement

On April 3, 2020, the Company and Mr. Chang entered into an amendment (the “Amendment”) to his previously disclosed employment agreement, pursuant to which (i) Mr. Chang’s position was changed to Chief Financial Officer (ii) Mr. Chang’s annual base salary will increase to $300,000 per year effective July 4, 2020 from $280,000 per year.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

10.1    Amendment to Employment Agreement, dated April 3, 2020 between Aviat Networks, Inc. and Eric Chang

99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

April 3, 2020	By:	/s/ Pete Smith
		Name:	Pete Smith
		Title:	President and Chief Executive Officer